Exhibit 107

CALCULATION OF FILING FEE TABLE

Registration Statement on Form S-3

(Form Type)

American Superconductor Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees To Be Paid	Equity	Common Stock, $0.01 par value per share(1)	—	—	—	—	—	—

Fees To Be Paid	Debt	Debt Securities	—	—	—	—	—	—

Fees To Be Paid	Other	Warrants	—	—	—	—	—	—

Fees To Be Paid	Other	Units	—	—	—	—	—	—

Fees To Be Paid	Unallocated (Universal Shelf)	(2)	457(o)	$75,000,000(3)	N/A	$75,000,000(3)	0.00014760	$11,070

Fees Previously Paid	N/A	N/A	N/A	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share(1)	—	—					—	—	—	—

Carry Forward Securities	Debt	Debt Securities	—	—					—	—	—	—

Carry Forward Securities	Other	Warrants	—	—					—	—	—	—

Carry Forward Securities	Other	Units	—	—					—	—	—	—

Carry Forward Securities	Unallocated (Universal Shelf)	(2)	415(a)(6)	$175,000,000(4)		$175,000,000(4)			POS AM on Form S-3	333-253611	06/21/2021	$19,093

	Total Offering Amounts					$ 250,000,000		$11,070

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,070

(1)	Includes rights to acquire Common Stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or upon exercise of Warrants registered hereunder. The aggregate maximum offering price of all securities issued by the Company pursuant to this registration statement will not exceed $250,000,000.

(4)

The registrant previously paid registration fees in the aggregate of $27,275 with respect to a Registration Statement on Form S-3, as amended (File No. 333-253611) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) (“Rule 415(a)(6)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to this Registration Statement on Form S-3 (this “Registration Statement”) include $175,000,000 of shares of common stock previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $19,093 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate maximum offering price of $75,000,000 (the “New Securities”), which aggregate offering price is not specified as to each class of securities in reliance upon Rule 457(o) promulgated under the Securities Act. A filing fee of $11,070 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.